Exhibit 99.3

Associate Message and Key Talking Points

Subject/Headline: Health Net and Centene to Combine

A message from Jay Gellert, President and CEO, Health Net

This morning, Health Net and Centene jointly announced a definitive agreement under which Centene and Health Net will combine in a cash and stock transaction valued at approximately $6.8 billion, including the assumption of approximately $500 million in debt. The transaction is subject to regulatory review, our stockholders’ approval and other customary closing conditions. You can read the press release by clicking here.

Speaking for management and the board, I want all of you to know that Centene shares our deep appreciation for your skill, dedication and hard work and achievements. We have a compelling plan for the future that will be made even stronger through this transaction. At this time, we are limited in what we can communicate because our planning is still in progress. Additionally, we have yet to file our definitive proxy statement with the Securities and Exchange Commission and, due to the amount of regulatory approval typically required for a transaction of this type, do not expect to close for several months.

In our discussions, Centene has been impressed with our approaches to and success with the individual exchanges, Medicaid expansion and the duals demonstrations, among others. As we move forward with Centene, our capacity for further investment in these opportunities – and others sure to come – is markedly enhanced. Add to that our strong positions in California and in serving military personnel and their families, which will augment Centene’s leading positions in Medicaid across the country and we see that our future can be even stronger by our combination.

We have noted for some time that Health Net needed to address scale issues. It’s why we have pursued the BPaaS transaction with Cognizant. As a result of today’s announcement, we are placing the BPaaS-related work on pause.

The Board believes that our combination with Centene is the right step to take at this time, providing broader scope, scale and resources as we address the challenges of the rapidly changing health care landscape.

Between now and the closing of the transaction, we expect that there will be no material changes in how we operate day-to-day. We’ll remain focused on our new initiatives and continue to meet our commitments to our members, providers and other key stakeholders. They are all counting on us and I know you’ll continue to do the great work they’ve come to expect.

In the coming weeks and months, Centene and Health Net will create a comprehensive integration plan. Along the way, I’m certain you’ll also be hearing directly from Centene management as plans for the combined company crystalize.

In closing, let me again thank all of you for your steadfast dedication and hard work. Your efforts have brought us to this point – a point at which one of the leaders in our industry recognized the value in what we all accomplished together. We are very proud and you should be too.

Key Talking Points

•	Today, Centene and Health Net jointly announced a definitive agreement under which Centene and Health Net will combine in a cash and stock transaction valued at approximately $6.8 billion, including the assumption of approximately $500 million in debt and valuing Health Net at approximately $78.57 per diluted share.

•	The combination of Centene and Health Net would create a leading diversified health care services enterprise with more than 10 million members across the country and estimated 2015 pro forma premium and service revenues of approximately $37 billion.

•	Health Net’s board of directors believes that the decision to combine with Centene is in the best interests of Health Net’s customers and its stockholders.

•	For stockholders, it realizes substantial financial value that recognizes the potential contributions of Health Net’s new business opportunities. The consideration values Health Net at a substantial premium.

•	For our commercial customers, it combines our expertise in tailored network products with Centene’s Medicaid presence across the country. We believe we can export our tailored network products to the exchanges in these states.

•	In Medicare and Medicaid, it creates an organization that can build on our strengths in California, Medicare and the dual eligible beneficiaries and with Centene’s broad platform of diversified health solutions.

•	There is very little overlap between the operations of the two companies.

•	For our health care regulators, the combined organization will – with a strong commitment to regulatory compliance – be better equipped to address new health care laws while bringing greater scale and operational resources to the ACA Exchange membership, dual eligible beneficiaries, Medicaid expansion and other programs vital to health care’s future.

•	For our provider partners, it brings the opportunity to partner with a strong and energized organization as we strive to meet the challenges of health care reform and other changes impacting the industry.

•	For our associates, there could be many new opportunities as the combined organization will have the potential to take our success in many areas to a new level.

•	Between now and the closing of the transaction, it’s business as usual – the vital work of serving our customers. All current terms and conditions of employment remain the same.

•	The transaction is subject to the approval of our stockholders.

•	The transaction is subject to regulatory approval and other customary closing conditions.

•	More information about integration plans will be available in the weeks and months ahead.

Forward Looking Statements

This document contains certain forward-looking statements with respect to the financial condition, results of operations and business of Centene, Health Net and the combined businesses of Centene and Health Net and certain plans and objectives of Centene and Health Net with respect thereto, including the expected benefits of the proposed merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the transaction; the possibility that the expected synergies and value creation from the proposed merger will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care Education Affordability Reconciliation Act and any regulations enacted thereunder, provider and state contract changes, the outcome of pending legal or regulatory proceedings, reduction in provider payments by governmental payors, the expiration of Centene’s or Health Net’s Medicare or Medicaid managed care contracts by federal or state governments and tax matters; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions, including the receipt of approval of both Centene’s stockholders and Health Net’s stockholders; the risk that financing for the transaction may not be available on favorable terms; and risks and uncertainties discussed in the reports that Centene and Health Net have filed with the Securities and Exchange Commission (the “SEC”). These forward-looking statements reflect Centene’s and Health Net’s current views with respect to future events and are based on numerous assumptions and assessments made by Centene and Health Net in light of their experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause Centene’s and Health Net’s plans with respect to the proposed merger, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this announcement. Neither Centene nor Health Net assumes any obligation to update the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in Centene’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its reports on Form 10-Q and Form 8-K as well as in Health Net’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its reports on Form 10-Q and Form 8-K.

Additional Information and Where to Find It

The proposed merger transaction involving Centene and Health Net will be submitted to the respective stockholders of Centene and Health Net for their consideration. In connection with the proposed merger, Centene will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for the stockholders of Centene and Health Net to be filed with the SEC, and each will mail the joint proxy statement/prospectus to their respective stockholders and file other documents regarding the proposed transaction with the SEC. Centene and Health Net urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC’s web site, http://www.sec.gov. These documents can also be obtained (when they are available) free of charge from Centene upon written request to the Investor Relations Department, Centene Plaza 7700 Forsyth Blvd. St. Louis, MO 63105, (314) 725-4477 or from Centene’s website, http://www.centene.com/investors/, or from Health Net upon written request to the Investor Relations Department, Health Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367, (800) 291-6911, or from Health Net’s website, www.healthnet.com/InvestorRelations.

Participants in Solicitation

Centene, Health Net and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective stockholders of Centene and Health Net in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of Centene and Health Net in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Centene’s executive officers and directors in its definitive proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 16, 2015. You can find information about Health Net’s executive officers and directors in its definitive proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2015. You can obtain free copies of these documents from Centene and Health Net using the contact information above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.